Exhibit 99.1

Lumera Closes $1.9 Million Private Equity Financing

    BOTHELL, Wash.--(BUSINESS WIRE)--Aug. 26, 2003--Microvision, Inc. (Nasdaq:MVIS) and Lumera Corporation, its majority owned subsidiary, announced today that Lumera closed a $1.89 million preferred stock financing with both new and existing investors.
    Microvision invested $867,550 in the financing and maintains its majority ownership in Lumera.
    "This completes the first stage in our strategy to raise capital to fund our operations through 2004 and beyond," said Tom Mino, Lumera's CEO. "We continue to actively pursue additional financing including the sale of additional preferred stock and the potential investment by strategic partners."
    "Lumera is doing an excellent job in leveraging its platform technology to identify new markets and we are enthusiastic about the new product directions Lumera is pursuing," said Microvision CEO Rick Rutkowski. "We are pleased we were able to make an additional investment in Lumera while still being in a position to satisfy our own capital requirements for Microvision's 2003 operating plan. We believe Lumera is on the right path and we are excited about its future prospects."

    About Lumera

    Lumera, a majority owned subsidiary of Microvision, Inc., is developing and commercializing a new class of electro-optic materials and devices that utilize proprietary polymer compounds and processing technologies. These new devices and materials are expected to dramatically improve performance and reduce costs of electro-optic components for telecommunications, phased array antenna systems, optical computing, optical signal processing and optical interconnects. The properties of these materials are also expected to enable new applications in other technologies such as organic light emitting diode displays, low k dielectrics and coating materials. Lumera expects to be able to sell and license its technology in a variety of forms, including custom polymer materials, coated wafers, and discrete and integrated component devices, both packaged and unpackaged. Additional information can be found at Lumera's web site at http://www.lumera.com.

    About Microvision: www.microvision.com

    Headquartered in Bothell, Wash., Microvision, Inc. is a world leader in the development of high resolution displays and imaging systems based on the company's proprietary silicon micromirror technology. The company's technology has applications in a broad range of military, medical, industrial, professional and consumer products.
    Microvision has been working with Canon, BMW, the Electronics Research Lab of Volkswagen of America, Johnson & Johnson's Ethicon Endo Surgery subsidiary and others to develop a number of display and image capture product applications based on its proprietary scanned beam technology.

    Forward Looking Statement

    Certain statements contained in this release, including those relating to potential additional financings, future business prospects, expected component performance and cost reduction, enabling of new applications, development plans and product applications, as well as statements containing words like "believe," "expect," "plans" and other similar expressions, are forward-looking statements that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from those projected in the company's forward-looking statements include the following: market acceptance of our technologies and products; our ability to obtain financing; our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards and to develop partnership opportunities; the timing of commercial product launches; the ability to achieve key technical milestones in key products; and other risk factors identified from time to time in the company's SEC reports, including in its Annual Report on 10-K for the year ended December 31, 2002 and its Quarterly Reports on Form 10-Q.

    CONTACT: Microvision, Inc.
             Matt Nichols (media), 425-415-6657
             Brian Heagler (investors), 425-415-6794